UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11 , 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (203) 428-2040

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreement.

On December 11, 2006, the Company entered into a Resignation and Severance Agreement and General Release (the "Agreement") with Mr. Nigel P. Ekern, the Chief Administrative Officer of the Company, confirming his resignation as an officer and employee of the Company, effective as of November 14, 2006. Mr. Ekern will receive two lump sum severance payments, one due seven days after the date of the Agreement, in the amount of $150,000, and a second on January 2, 2007, in the amount of $350,000. Additionally, Mr. Ekern's stock options and restricted stock awards will continue to vest in accordance with their respective terms. Mr. Ekern has agreed to customary confidentiality, non-disparagement, assignment-of-inventions, and non-competition provisions, and has given the Company a general release. All provisions of Mr. Ekern's prior employment agreement with the Company, dated as of January 1, 2006, have been terminated.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit no.	Description

10.1	Resignation and Severance Agreement and General Release dated a of December 11 , 2006, between the Company and Nigel P. Ekern.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 11, 2006

Net Perceptions, Inc.

By:	/s/ Albert W. Weggeman
Albert W. Weggeman,
Chief Executive Officer

Exhibit Index

Exhibit no.	Description

10.1	Resignation and Severance Agreement and General Release dated a of December 11, 2006, between the Company and Nigel P. Ekern.